                                                                     EXHIBIT 4.2

                         COMMON STOCK PURCHASE WARRANT


THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                             AMERIGON INCORPORATED

WARRANT TO PURCHASE COMMON STOCK

          This certifies that, for value received, ____________ a Delaware corporation (the "Holder") is entitled to subscribe for and purchase up to ___________ shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Class A Common Stock of Amerigon Incorporated, a California corporation (the "Company"), at the price specified in Section 2 hereof, as such price may be adjusted from time to time pursuant to Section 5 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

          As used herein, the term "Common Stock" shall mean the Company's presently authorized Class A Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

     1.   Term of Warrant.

          The purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on __________, ____ and ending __________, ____.

     2.   Warrant Price.

          The Warrant Price is $_____ per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

     3.   Method of Exercise or Conversion; Payment; Issuance of
          New Warrant.

          (a) Exercise. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within 15 business days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 business day period.

          (b) Conversion. Subject to Section 1 hereof, the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares (less the number of shares which have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company specifying the number of shares the rights to purchase which the Holder desires to convert:

                              Y (A - B)
                              ---------
                          X =     A

     where:    X =  the number of shares of Common
                    Stock to be issued to the Holder;

               Y =  the number of shares of Common
                    Stock subject to this Warrant for which the Conversion Right is being exercised;

               A =  the Market Price of the Common
                    Stock (as defined below) as of the trading day immediately preceding the date of exercise of this Warrant; and

               B =  the Warrant Price

          For purposes hereof, the "Market Price of the Common Stock" shall be the closing price per share of the Common Stock of the Company on the principal national securities exchange on which the Common Stock of the Company is then listed or admitted to trading or, if not then listed or traded on any such exchange, on the NASDAQ National Market System, or if then not listed or traded on such system, the closing bid price per share on NASDAQ or other over-the-counter trading market. If at any time such quotations are not available, the market price of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the market price of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock pursuant to the Company's acquisition.

          The Company agrees that the shares so converted shall be deemed issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 business days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15-day period.

     4.   Stock Fully Paid; Reservation of Shares.

          All Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all United States taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.   Adjustment of Purchase Price and Number of Shares.

          The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the following events:

          (a) Reclassification, Consolidation, or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, the Company, or such successor, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a Holder of one share of Common Stock; provided, however, that the Board of Directors of the Company may determine that, upon the occurrence of any of the following listed events, this Warrant will, on such date of occurrence and if unexercised, in whole or in part, by the Holder, will thereupon terminate: (i) a stockholder approved dissolution or liquidation of the Company; (ii) a stockholder approved sale of substantially all of the Company's business and/or assets to a person or entity that is not a subsidiary or affiliate of the Company; or (iii) any consolidation or merger of the Company with or into one or more entities that are not subsidiaries or other affiliates of the Company where the Company does not survive. Any new Warrant shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subparagraph (a) shall similarly apply to successive reclassification, changes, consolidations, and mergers.

          (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its common stock, or distribute dividends on its common stock payable in Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination or dividend.

          (c) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any of subparagraphs (a) through (c) of this Section 5, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     6.   Notice of Adjustments.

          Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 11(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

     7.   Fractional Shares.

          No fractional shares of Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

     8.   Compliance with Securities Act.

          The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

     9.   Transfer and Exchange of Warrant.

     This Warrant is not transferrable or exchangeable without the consent of the Company which is not to be unreasonably withheld upon the Holder providing to Company a written opinion by independent counsel satisfactory to the Company opining that the transfer or exchange will not violate any Federal or state securities laws.

     10.  Piggy-Back Registration Rights.

               (a)  Registration.  If prior to expiration of this

Warrant, the Company proposes to register any of its securities under the Act, in connection with the public offering of such securities (other than a registration form relating to: (i) a registration of a stock option plan, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of or in connection with a merger or consolidation with, another entity; or (iii) a registration of securities proposed to be issued in exchange for, or as a right exercisable only by holders of, other securities of the Company), the Company shall promptly (but in no event later than 30 days prior to such registration) give the Holder written notice of such registration together with a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable state securities laws. Upon the written request of the Holder given within 10 days after receipt of such written notice from the Company in accordance with Section 11(c), the Company shall include in the registration statement to be filed by it under the Act in connection with such offering all of the Common Stock issuable pursuant to this Warrant (the "Registrable Securities") that the Holder has requested to be registered. The Holder may only exercise the rights pursuant to this Section 10 once.

          (b) Underwritten Offering. The right of the Holder to "piggyback" in an underwritten public offering of the Company's securities pursuant to Section 10(a) shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. If the Holder proposes to distribute its securities through such underwriting, the Holder shall (together with the Company and any other stockholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company and, if requested, custody and power of attorney agreements in customary form. Notwithstanding any other provision of this Section 10, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all stockholders and Holders of Registrable Securities of the Company participating in the underwriting and registration, and the number of securities that may be included in the registration and underwriting shall be allocated first to the Company, and then any remaining shares shall be allocated among such stockholders and Holders of Registrable Securities of the Company pro rata based on the number of shares for which registration was requested.

          (c) Non-Underwritten Offering. The following provisions will apply in the event the registration relates to an offering other than an underwritten public offering: The Holder shall promptly notify the Company of the proposed manner of sale of any Common Stock to be sold pursuant to such Registration Statement other than in unsolicited brokers' transactions including only usual and customary brokers' commissions. The Holder shall not undertake any such transactions other than unsolicited brokers' transactions including only usual and customary brokers' commissions unless (i) the Holder shall have furnished all information required to be disclosed in any related prospectus or prospectus supplement, and (ii) the Holder shall have agreed in writing to bear all of the incremental costs directly attributable to such manner of sale.

          (d) Expenses. All "Registration Expenses" (as defined below) shall be borne by the Company. All "Selling Expenses" (as defined below) shall be borne by the Holder pro rata with all other selling shareholders participating in such registration on the basis of the number of the shares registered on their behalf (except for Selling Expenses referred to in clause (c)(ii) of this Section which shall be borne by the Holder causing such expenses to be incurred). "Registration Expenses" shall mean all expenses incurred by the Company in complying with the provisions of this Section 10, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company), but excluding Selling Expenses. "Selling Expenses" shall mean all fees of counsel to selling stockholders, underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Common Stock pursuant to the Registration Statement (including also the incremental costs referred to in clause (c)(ii) of this Section).

          (e) Suspension of Effectiveness. The Company's obligations under paragraph (a) above shall not restrict its ability to suspend the effectiveness of, or direct the Holder not to offer or sell securities under, the Registration Statement, at any time, for such reasonable period of time which the Company believes is necessary to prevent the premature disclosure of any events or information having a material effect on the Company. In addition, The Company shall not be required to keep the Registration Statement effective, or may, without suspending such effectiveness, instruct the Holder not to sell the Common Stock during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales.

          (f) Holdback Agreement. In the event of any filing of a prospectus supplement or the commencement of an underwritten public distribution of the Company's securities under a registration statement, the Holder agrees not to effect any public sale or distribution of the Company's Common Stock (except pursuant to such registration statement to the extent the Holder's Registrable Securities are included therein), including a sale pursuant to Rule 144 under the Act, during a period designated by the Company in a written notice duly given to the

Holder, which period shall commence approximately 14 days prior to the effective date of any such filing of such prospectus supplement or the commencement of such underwritten public distribution of such Common Stock under a registration statement and shall continue for up to 134 consecutive days

          (g) Information. The Company may require the Holder to furnish to the Company such information regarding itself and the distribution of the Common Stock as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. The Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make any previously furnished information not materially misleading.

          (h)  Indemnification.

               (i) The Company will indemnify the Holder against all reasonable expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the defense and settlement of any litigation, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement, prospectus or documents incorporated by reference therein, or based upon any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, and including any of the foregoing incurred or arising out of any violation by the Company of the Act or any rule or regulation promulgated under the Act; provided, however, that the Company will not be under an obligation to indemnify the Holder if any of the foregoing are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company by the Holder; provided further that the indemnity agreements contained in this subsection shall not apply to amounts paid in any settlement if such settlement is effected without the prior written consent of the Company.

               (ii) The Holder, if participating in the registration pursuant hereto, will indemnify the Company, its directors and officers, each person who controls the Company within the meaning of Section 15 of the Act, and each other selling shareholder participating in such registration (a "Selling Member"), against all reasonable expenses, claims, losses, damages and liabilities incurred and actions arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement and any documents related thereto or based upon any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, and including any of the foregoing incurred or arising out of the violation by any the Holder of the Act or any rule or regulation promulgated thereunder or under the Securities Exchange Act of 1934; provided, however, that the Holder will only be obligated to indemnify any of them for any of the foregoing based upon a material misstatement or an omission (alleged or otherwise) made in reliance upon information furnished to the Company by the Holder.

               (iii) Each party entitled to indemnification under this Section 10 ("Indemnified Party") shall give prompt notice to the party required to provide indemnification ("Indemnifying Party") as soon as Indemnified Party has actual knowledge of any claim for which indemnity may be sought, and shall permit Indemnifying Party to assume and control the defense of any such claim or any litigation resulting therefrom, provided that Indemnified Party will have the right to approve (whose approval shall not be unreasonably withheld) of the counsel chosen by Indemnifying Party to defend such claim or litigation, and provided that Indemnified Party may participate in such defense at Indemnified Party's expense. The failure of any Indemnified Party to give notice of a claim subject to indemnification shall not relieve Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is prejudicial to Indemnifying Party's ability to defend such claim. Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defense. In defending such claim, Indemnifying Party shall not, without the prior written consent of Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include an unconditional provision releasing Indemnified Party from all liability in respect to such claim or litigation.

               (iv) The obligations of the Company and the Holder under this subsection (h) shall survive the completion of any offering of Common Stock pursuant to the registration statement hereunder, and otherwise.

          (i) Other Covenants. The Holder agrees, in connection with any disposition of Common Stock, to comply with all applicable prospectus delivery requirements of the Securities and Exchange Commission. The Holder further agrees that upon receipt of any notice from the Company of the happening of any event of the kind requiring the cessation of the distribution of a prospectus or the distribution of a supplemented or amended prospectus, the Holder will forthwith discontinue disposition of Common Stock pursuant to the registration statement covering such shares until the Holder's receipt of the copies of the supplemented or amended prospectus from the Company, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering such shares current at the time of receipt of such notice.

          (j)  Assignment.  The rights granted to the Holder pursuant to this
Section 10 may not be, directly or indirectly, assigned or transferred except in connection with a transfer of this Warrant.

     11.  Miscellaneous.

          (a) No Rights as Shareholder. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          (b) Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

          (c) Notice. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

          (d) Governing Law. This Warrant shall be governed and construed under the laws of the State of California.





                 [Remainder of page intentionally left blank]


This Warrant is executed as of this ____ day of December, 1998.


                             AMERIGON INCORPORATED

                         By:
                            ------------------------------

                         Name:
                              ----------------------------

                         Title:
                               ---------------------------

     EXHIBIT 1

                              NOTICE OF EXERCISE



TO:  AMERIGON INCORPORATED

     1.   Check Box that Applies:

           The undersigned hereby elects to purchase __________ shares of Class A Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

           The undersigned hereby elects to convert the attached warrant into ________ shares of Class A Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant.

          2. Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below:

               --------------------------------
                         (Name)

               ---------------------------------

               ---------------------------------
                       (Address)

          3. The undersigned represents that the aforesaid shares of Class A Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.




                                   ---------------------------
                                   Signature